UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): August 21, 2007

FIRST MERCURY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

29110 Inkster Road Suite 100 Southfield, Michigan	48034

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (800) 762-6837

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Richard H. Smith

On August 21, 2007, First Mercury Financial Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with its Chairman, President and Chief Executive Officer, Richard H. Smith. The Agreement is effective as of August 1, 2007 and, unless earlier terminated, continues for a period of five years with automatic renewal for successive twelve (12) month periods unless terminated by the Company or Mr. Smith within a specified period prior to the end of the initial term or any renewal thereof. Under the Agreement, Mr. Smith agrees to serve as Chairman, President and Chief Executive Officer of the Company and to perform such duties as are traditionally associated with such positions.

The Agreement provides that Mr. Smith will be paid an annual base salary of $750,000, subject to review at least annually by the Compensation Committee of the Company’s Board of Directors (the “Board”). Mr. Smith will also be eligible to (i) participate in the Company’s Performance Based Annual Incentive Plan (or other short term incentive plan), (ii) receive awards under the Company’s Omnibus Incentive Plan of 2006 (or any successor equity based compensation plan) and (iii) participate in the Company’s Supplemental Executive Retirement Plan.

In addition to termination in the event of death or disability, Mr. Smith’s employment may be terminated by the Company for cause (as defined in the Agreement), by Mr. Smith for good reason (as defined in the Agreement) or by the Company without cause or by Mr. Smith without good reason. In the event of termination by the Company without cause or by Mr. Smith for good reason, Mr. Smith will be entitled to (i) payment of any accrued base salary, accrued vacation and a pro rata bonus in a lump sum within ninety (90) days of the date of termination, (ii) benefits in accordance with the terms of the applicable Company employee benefit plans through the date of termination and (iii) his rights with respect to any equity awards as determined under the terms of the plan and any grant agreement under which such awards were granted and his rights with respect to the Company’s Supplemental Executive Retirement Plan as determined in accordance with the terms of such plan. In addition to the foregoing benefits, if Mr. Smith executes a release of claims against the Company in connection with a termination by the Company without cause or by Mr. Smith for good reason, Mr. Smith will be entitled to receive (1) an amount equal to the sum of (x) thirty (30) months of base salary plus (y) an amount equal to the sum of the actual annual incentive bonuses paid to Mr. Smith in the two fiscal years immediately preceding the fiscal year in which the termination occurs multiplied by 1.25 (the sum of (x) and (y) being the “Separation Amount”), payable as provided in the Agreement and (2) in the event Mr. Smith makes a timely election of COBRA continuation coverage, the Company shall either pay directly or reimburse Mr. Smith for all related COBRA premiums due with respect to such continuation coverage for the lesser of the term of such coverage or thirty (30) months.

In the event that the Company elects to terminate Mr. Smith’s employment without cause or Mr. Smith elects to terminate his employment for good reason and the date of termination occurs within a certain period prior to or following the effective date of a change in control event (as defined in the Agreement), any and all equity awards which are not vested on the termination date shall be deemed to have vested on the termination date and the Separation Amount shall be paid in a lump sum promptly following the later of the termination date or the effective date of the change in control event.

Mr. Smith is subject to perpetual obligations of confidentiality under the Agreement as well as to customary non-competition and non-solicitation covenants which continue for a period of twenty-four (24) months following termination of employment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Supplemental Executive Retirement Plan

On August 21, 2007, the Board adopted the First Mercury Financial Corporation Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to permit a select group of highly compensated employees of the Company to defer the receipt of income which would otherwise become payable to them. It is intended that all of the benefits payable under the SERP will be subject to the terms of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The SERP will be administered by a committee (the “Committee”) of individuals named by the Board. Eligibility to participate in the SERP will be limited to those select key employees of the Company who are designated by management from time to time and approved by the Committee.

The amount of the annual contribution, if any, for each participant will be determined annually by the Committee in its sole discretion. In its sole discretion, the Company may also make discretionary contributions to a participant’s account. A participant’s annual contributions and interest thereon will become vested in accordance with a vesting schedule based on the participant’s number of years of service with the Company after becoming eligible for participation in the SERP. A participant’s annual contributions and interest thereon will not become vested until seven (7) years of participation, at which time they will become 50% vested, and will become 100% vested after ten (10) years of participation. A participant’s discretionary contributions and interest thereon will become vested as determined by the Committee. In the event of the death, disability or retirement on or after the age of sixty (60) of a participant, or upon a change in control (as defined in the SERP), such participant’s account shall become 100% vested.

The participant’s account will be distributed to the participant upon the participant’s separation of service with the Company after the age of sixty (60), either in a lump sum equal to the vested account balance or in annual installments for a period of either five (5) or ten (10) years as selected by the participant. Upon separation from service with the Company prior to retirement at age sixty (60), a participant’s vested account will be distributed to the participant in the form of a lump sum payable as soon as practical after the date of the participant’s separation from service. Notwithstanding any other provision of the SERP, payments of benefits from a participant’s account caused by the separation from service (for reason other than death) of a participant who is determined to meet the definition of “Specified Employee” as defined in Section 416(i) of the Code will be payable as provided in the SERP, except that the initial payment shall be made no earlier than six (6) months following separation from service with the Company.

The foregoing description of the SERP does not purport to be complete and is qualified in its entirety by reference to the complete text of the SERP, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, effective as of August 1, 2007, between First Mercury Financial Corporation and Richard H. Smith.
10.2	First Mercury Financial Corporation Supplemental Executive Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION

(Registrant)

DATE: August 27, 2007	BY	/s/ John A. Marazza

John A. Marazza
Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary